UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard South San Francisco, California 94080
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2006, we elected to extend the term of our Sublease, dated May 15, 2003, with GlaxoSmithKline plc as successor in interest to Coulter Pharmaceuticals, Inc. with regard to our premises at 650 Gateway Boulevard in South San Francisco, California. This extension changes the termination date of the Sublease from May 31, 2007 to November 13, 2010. The rental rate per square foot beginning June 1, 2007 is $2.80, for a total of $141,120 per month, and, pursuant to the Sublease, the rental rate per square foot will increase by 3% on June 1, 2008 and each year thereafter until expiration of the Sublease.

A copy of the August 17, 2006 Sublease extension is attached hereto as Exhibit 10.53, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.53	Sublease Extension, dated August 17, 2006, by and among the Registrant and GlaxoSmithKline plc, as Successor in Interest to Coulter Pharmaceuticals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anesiva, Inc.

Date: August 23, 2006	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

EXHIBIT INDEX

Number	Description
10.53	Sublease Extension, dated August 17, 2006, by and among the Registrant and GlaxoSmithKline plc, as Successor in Interest to Coulter Pharmaceuticals.